As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7372	45-3788918
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

	206 E. 9th Street, Suite 1400 Austin, Texas 78701
(Address of Principal Executive Offices)

CrowdStrike Holdings, Inc. 2019 Equity Incentive Plan CrowdStrike Holdings, Inc. Amended and Restated 2019 Employee Stock Purchase Plan
(Full Titles of the Plans)

George Kurtz President and Chief Executive Officer CrowdStrike Holdings, Inc. 206 E. 9th Street, Suite 1400 Austin, Texas 78701
(Name and Address of Agent for Service)

(888) 512-8906
(Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Alan F. Denenberg Emily Roberts Davis Polk & Wardwell LLP 900 Middlefield Road Redwood City, California 94063 Telephone: (650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, CrowdStrike Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of the Registrant’s Class A Common Stock for issuance under the 2019 Equity Incentive Plan and the Amended and Restated 2019 Employee Stock Purchase Plan, pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on June 12, 2019 (Registration No. 333-232084), March 23, 2020 (Registration No. 333-237343), March 18, 2021 (Registration No. 333-254460), March 16, 2022 (Registration No. 333-263610), March 9, 2023 (Registration No. 333-270378), March 7, 2024 (Registration No. 333-277724), and March 10, 2025 (Registration No. 333-285689) to the extent not superseded hereby. In accordance with the instructional note to Part I of the Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (the “Annual Report”), filed with the Commission on March 5, 2026; and

(b) The description of the Registrant’s Class A Common Stock, which is contained in a registration statement on Form 8-A filed on June 7, 2019 (Registration No. 001-38933), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Amended and Restated Certificate of Incorporation of the Registrant(1)
4.2	Certificate of Retirement(2)
4.3	Amended and Restated Bylaws of the Registrant(3)
5.1*	Opinion of Davis Polk & Wardwell LLP
23.1*	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
99.1	2019 Equity Incentive Plan(4)
99.2	Amended and Restated 2019 Employee Stock Purchase Plan and related form agreements(5)
107*	Filing Fee Table

*	Filed herewith.

(1)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 14, 2019 and incorporated herein by reference.

(2)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 13, 2024 and incorporated herein by reference.

(3)	Filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2024, filed on November 27, 2024 and incorporated herein by reference.

(4)	Filed as Exhibit 10.2 to the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, filed on May 29, 2019 and incorporated herein by reference.

(5)	Filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, filed on September 1, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, CrowdStrike Holdings, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of March, 2026.

CrowdStrike Holdings, Inc.

By:	/s/ GEORGE KURTZ
	Name:	George Kurtz
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of George Kurtz and Burt W. Podbere as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable CrowdStrike Holdings, Inc. to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ GEORGE KURTZ	President, Chief Executive Officer and Director	March 5, 2026
George Kurtz	(Principal Executive Officer)

/s/ BURT W. PODBERE	Chief Financial Officer	March 5, 2026
Burt W. Podbere	(Principal Financial Officer)

/s/ ANURAG SAHA	Chief Accounting Officer	March 5, 2026
Anurag Saha	(Principal Accounting Officer)

/s/ GERHARD WATZINGER	Chairman of the Board of Directors	March 5, 2026
Gerhard Watzinger

/s/ ROXANNE S. AUSTIN	Director	March 5, 2026
Roxanne S. Austin

/s/ CARY J. DAVIS	Director	March 5, 2026
Cary J. Davis

/s/ JOHANNA FLOWER	Director	March 5, 2026
Johanna Flower

/s/ SAMEER K. GANDHI	Director	March 5, 2026
Sameer K. Gandhi

/s/ DENIS J. O’LEARY	Director	March 5, 2026
Denis J. O’Leary

/s/ LAURA J. SCHUMACHER	Director	March 5, 2026
Laura J. Schumacher

/s/ GODFREY R. SULLIVAN	Director	March 5, 2026
Godfrey R. Sullivan